UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8- K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2008

AVAX TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29222	13-3575874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Hamilton Street

Suite 204

Philadelphia, PA 10130

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (215) 241-9760

_____________________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On June 4, 2008, the Board of Directors (the “Board”) of the AVAX Technologies, Inc. (the “Company”) appointed Linda Romig, age 51, as its Principal Accounting Officer, Director of Finance and Administration and Corporate Secretary, which are all non-executive officer positions.

Ms. Romig has been providing consulting services to clients in the utilities and biopharmaceutical industries since 2006. From 1997 to 2006, Ms. Romig served as Finance Director/Director of Accounting/Controller for Ulticom, Inc. (ULCM.PK), a provider of service enabling software for the telecommunications industry. Prior to holding this position, Ms. Romig was Controller for a division of Health Data, Inc., a provider of rehabilitation and nursing home care services. Prior to this position, Ms. Romig held Treasurer/Controller positions with companies specializing in adult medical and children day care services. Ms. Romig started her career at Peat Marwick Mitchell & Co. (now KPMG LLP), where she worked in the firm’s audit practice. She received her B.S. degree in Accounting from the Pennsylvania State University in 1979, and is a certified public accountant.

Ms. Romig and the Company entered into an employment agreement effective as of June 4, 2008 (the “Employment Agreement”) for a three year term. The Employment Agreement provides that Ms. Romig will receive an annual base salary of $150,000. In addition, Ms. Romig is eligible to receive a bonus of up to 30% of her annual salary at the sole discretion of the Company and which amount to be paid may be based upon the Company’s financial performance and Ms. Romig’s ability to achieve performance goals outlined by the Company.

Pursuant to the Employment Agreement, Ms. Romig’s employment will terminate upon the occurrence of any of the following: (i) the expiration of the term, (ii) at the election of the Company for cause, as defined in the Employment Agreement, (iii) at the election of the Company without cause upon 30 days written notice, (iv) at the election of Ms. Romig, for good reason, as defined in the Employment Agreement, upon written notice of not less than 30 days, (v) 30 days after death or disability, or (vi) at the election of Ms. Romig, upon 30 days written notice.

If Ms. Romig’s employment is terminated, other than for cause, the Company shall continue to pay Ms. Romig severance in the gross amount of $150,000 over a period of 12 months, plus medical and dental benefits or the economic equivalent of such benefits.

Ms. Romig has agreed that during her term of employment with the Company and for a period of 12 months thereafter, Ms. Romig will not render services, directly or indirectly, to any other person or entity in the cancer cell therapy area in the same geographical area where the Company does business at such time or where the Company has active plans to do business. In addition, Ms. Romig has agreed that she will not, during her employment and for a period of 12 months commencing from the date of termination, directly or indirectly, attempt to or actually recruit, solicit, induce any employee of the Company to terminate their relationship with the Company.

In connection with her employment, the Board granted Ms. Romig an option to purchase 400,000 shares of the Company’s common stock, par value $0.004 per share, pursuant to the Company’s 2006 Equity Incentive Plan at an exercise price of $0.105 per share (the “Option”). The Option has a term of seven years and vests in four equal annual installments with the first installment vesting on June 4, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVAX TECHNOLOGIES, INC.
By:	/s/ Francois R. Martelet, M.D.
Name:	Francois R. Martelet, M.D.
Title:	President and Chief Executive Officer

Date: June 10, 2008